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                                                                    EXHIBIT 23.1

ERNST & YOUNG


CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Forms S3 (Nos. 333-35855 and 333-42929) as filed with the Securities and Exchange Commission, on September 18, 1997 pertaining to the shares issued in conjunction with the acquisition of Ben Watson Associates Limited, on December 22, 1997 pertaining to the shares issued in conjunction with the acquisition of CBT Systems Middle East Limited and the Registration Statements on Forms S-8 (Nos. 333-06409, 333-25245, and 333-35745) pertaining to the 1994 Share Option
Plan filed with Securities and Exchange Commission on June 20, 1996, the 1996 Supplemental Stock Plan and Applied Learning Limited Executive Stock Plan filed with the Securities and Exchange Commission on April 16, 1997 and the 1994 Share Option Plan filed with the Securities and Exchange Commission on September 16, 1997, of our reports dated January 20, 1998, with respect to the consolidated financial statements and schedule included in this annual report on Form 10-K for the year ended December 31, 1997.


Ernst & Young
Chartered Accountants

Dublin, Ireland

January 20, 1998